As filed with the Securities and Exchange Commission on June 21, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIO MERGER CORP.
(Exact name of registrant as specified in its constitutional documents)

Delaware	6770	27-4867100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 Third Avenue, 37th Floor
New York, New York 10017
(212) 319-7676
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

Eric S. Rosenfeld, Chairman, Chief Executive Officer
Trio Merger Corp.
777 Third Avenue, 37th Floor
New York, New York 10017
(212) 319-7676
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 - Facsimile	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 (212) 370-1300 (212) 370-7889—Facsimile
____________________
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-172836

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	1,150,000 Units	$10.00	$11,500,000	$1,335.16
Shares of common stock included as part of the Units(2)	1,150,000 Shares	-------	-------	-------(3)
Warrants included as part of the Units(2)	1,150,000 Warrants	-------	-------	-------(3)
Shares of common stock underlying the Warrants included in the Units(4)	1,150,000 Shares	$7.50	$8,625,000	$1,001.36
Units underlying the Representative's Unit Purchase Option (“Representative’s Units”)(4)	100,000 Units	$11.00	$1,100,000	$127.70
Shares of Common Stock included as part of the Representative’s Units(4)	100,000 Shares	-------	-------	-------(3)
Warrants included as part of the Representative’s Units(4)	100,000 Warrants	-------	-------	-------(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	100,000 Shares	$7.50	$750,000	$87.08
Total			$21,975,000	$2,551.30
_____________________________

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 150,000 Units and 150,000 shares of Common Stock and 150,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed with respect to the registration of 1,150,000 additional units, consisting of one share of common stock, par value $0.0001 per share, and one warrant and the 1,150,000 shares of common stock and 1,150,000 warrants underlying such units, of Trio Merger Corp., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including 150,000 units that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-172836) (the ‘‘Prior Registration Statement’’), initially filed by the Registrant on March 14, 2011 and declared effective by the Securities and Exchange Commission on June 20, 2011. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-172836), including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-172836 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Graubard Miller.

23	Consent of Marcum & Kliegman LLP.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 21st day of June, 2011.

TRIO MERGER CORP.

By:	/s/ Eric S. Rosenfeld
Name: Eric S. Rosenfeld
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric S. Rosenfeld and David D. Sgro his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Eric S. Rosenfeld	Chairman and Chief Executive Officer	June 21, 2011
Eric S. Rosenfeld	(Principal executive officer)

/s/ David D. Sgro	Chief Financial Officer (Principal financial	June 21, 2011
David D. Sgro	and accounting officer), Secretary and Director

/s/ Barry Erdos	Director	June 21, 2011
Barry Erdos

/s/ David Boris	Director	June 21, 2011
David Boris

/s/ Mark Hauser	Director	June 21, 2011
Mark Hauser